UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2016

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 100 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (952) 426-1241

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2016, Black Ridge Oil & Gas, Inc. (the “Company”) entered into an Asset Contribution Agreement (the “Asset Contribution Agreement”) with Black Ridge Holding Company, LLC, a Delaware limited liability company (“BRHC”) that was recently formed by the Company, to contribute and assign to BRHC all of the Company's (i) oil and gas assets (including working capital and tangible and intangible assets) (the “Assets”), (ii) outstanding balances under that certain Credit Agreement between the Company, as borrower, and Cadence Bank, N.A. (“Cadence”), as lender (the “Cadence Credit Facility”), and the outstanding balances under that certain Credit Agreement between the Company, as borrower, and the several banks and other financial institutions or entities from time to time parties thereto, and Chambers Energy Management, LP (“Chambers”), as administrative agent (the “Chambers Credit Facility” and together with the Cadence Credit Facility, the “Credit Facilities”) and (iii) all liabilities related to the Assets, in exchange for 5% of the Class A Units (the “Class A Units”) and all of the Class B Units (the “Class B Units”) in BRHC (the “Asset Contribution”). On March 29, 2016, affiliates of Chambers (specifically, Chambers Energy Capital II, LP, Chambers Energy Capital II TE, LP (together, with Chambers Energy Capital II, LP, the “Chambers Warrantholders”) and CEC II TE, LLC (together, with Chambers Energy Capital II, LP, the “Chambers Lenders” and, collectively with the Chambers Warrantholders, the “Chambers Affiliates”)) entered into a Debt Contribution Agreement between BRHC and the Chambers Affiliates (the “Debt Contribution Agreement”), pursuant to which BRHC will issue a number of Class A Units representing 95% of the Class A Units of BRHC to the Chambers Lenders in exchange for the release of BRHC's obligations under the Chambers Credit Facility (the “Satisfaction of Debt” and, together with the Asset Contribution, the “BRHC Transaction”). The closing of the BRHC Transaction is subject to (i) the Company obtaining the approval of stockholders holding a majority of its outstanding capital stock (ii) the Company having assigned the Cadence Credit Facility to BRHC with Cadence’s consent and (iii) BRHC and Cadence entering into any applicable amendment agreements related to the assignment and waiver of financial covenant ratio compliance for the quarter ended December 31, 2015 and quarter ending March 31, 2016. The Company is currently in the process of satisfying these conditions. Upon the closing of the BRHC Transaction, the Asset Contribution and the Satisfaction of Debt will be effective April 1, 2016.

The terms of the Class A Units and the Class B Units of BRHC will be set forth in the limited liability company agreement of BRHC (the “LLC Agreement”), which effectiveness will be conditioned upon the closing of the BRHC Transaction. All distributions by BRHC of cash or other property, and whether upon liquidation or otherwise, will be made as follows:

•	First, 100% to the Class A Unitholders, pro rata, until each Class A Unitholder has received distributions in aggregate totaling the then Class A Preference (as defined in the LLC Agreement).
•	Second, 90% to the Class A Unitholders, pro rata, and 10% to the Class B Unitholders, pro rata, until such time as the aggregate distributions to the Chambers Lenders equal 250% of the capital contribution of its Class A Units.
•	Third, 80% to the Class A Unitholders, pro rata, and 20% to the Class B Unitholders, pro rata.

BRHC will be managed by a board of managers (the “BRHC Board”), which will be responsible for the conduct of the day-to-day business of BRHC and the management, oversight and disposition of the assets of BRHC. The initial BRHC Board will be comprised of three managers, consisting of two managers appointed by the Chambers Lenders and one member from the Company.

In addition, under the LLC Agreement, the Chambers Lenders will commit to contribute up to $30 million cash (the “Chambers Investment Commitment”) to BRHC in exchange for additional Class A Units. At the closing of the BRHC Transaction, the Chambers Lenders will fund $10 million (or such additional amount as agreed to between the Chambers Lenders and Cadence) (the “Initial Chambers Investment”) of the Chambers Investment Commitment, the proceeds of which shall be used to reduce outstanding amounts owed by BRHC to Cadence under the Cadence Credit Facility and for general corporate purposes. The remaining amount of up to $20 million (the “Subsequent Chambers Investment”), subject to certain conditions, may be called from time to time during a period that shall be the lesser of three years or such time as the entire Chambers Investment Commitment has been called by the BRHC Board (the “Investment Period”). The Initial Chambers Investment and any Subsequent Chambers Investment will proportionately reduce the Company's Class A Units percentage ownership in BRHC. Any portion of Chambers Investment Commitment not called by the BRHC Board prior to the expiration of the Investment Period will be cancelled. In no event will the Chambers Lenders be required to make a capital contribution in an amount in excess of its undrawn commitment.

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The Company will be granted 1,000,000 Class B Units at the closing of the BRHC Transaction. At the discretion of the Board of Managers, the Company may be granted additional Class B Units, and in turn, the Company may transfer such Class B Units to certain members of the Company's management. Subject to certain conditions, the Class B Units will entitle the holders to participate in any future distributions of BRHC after distributions equal to the capital contributions and preferred return have been made to the holders of Class A Units of BRHC (as described above).

At the closing of the BRHC Transaction, the Company will enter into a Management Services Agreement with BRHC. Under the Management Services Agreement, the Company will provide services to BRHC with respect to the business operations of BRHC, including but not limited to locating, investigating and analyzing potential non-operator oil and gas projects and day-to-day operations related to such projects. The Company will be paid a fee under the Management Services Agreement intended to cover the costs of providing such services and will be reimbursed for certain third party expenses. The term of the Management Services Agreement commences on the closing of the BRHC Transaction and continues indefinitely, unless terminated. The Management Services Agreement will provide termination provisions upon reasonable notice for both the BRHC and the Company as well as upon a change of control, provided that if the Management Services Agreement is terminated prior to January 1, 2017, BRHC shall, if a positive number, pay the Company a termination fee equal to (A) $2,000,000 multiplied by a fraction, the numerator of which is the number of days remaining in the 2016 calendar year from and after the effective date of the Management Services Agreement, as adjusted to reflect a 360-day year, and the denominator of which is 360, less (B) the amount paid by BRHC to the Company for management services prior to the date of termination.

The Chambers Warrantholders have both agreed to surrender for cancellation warrants to purchase up to 5,000,000 shares of the Company’s common stock at an exercise price of $0.65 per share that were issued to each as part of the entering into of the Chambers Credit Facility.

The summaries of the LLC Agreement, Management Services Agreement, Asset Contribution Agreement, and Debt Contribution Agreement in this Current Report on Form 8-K do not purport to be complete and are qualified by reference to the LLC Agreement, Management Services Agreement, Asset Contribution Agreement, and Debt Contribution Agreement which will be filed as exhibits to the Company's Information Statement filed on Form Schedule 14C which will be filed as soon as practicable by the Company.

Item 1.02       Termination of a Material Definitive Agreement.

The information described in item 1.01 of this Current Report on Form 8-K with respect to the Chambers Credit Facility, is incorporated into this Item 1.02 by reference.

Item 2.01       Completion of Acquisition or Disposition of Assets.

The information described in item 1.01 of this Current Report on Form 8-K, is incorporated into this Item 2.01 by reference.

Item 2.04       Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As of March 29, 2016, we are out of compliance with our collateral coverage ratio restrictive covenant contained in our agreements governing our Credit Facilities for the period ended December 31, 2015 and based on our projections expect to be out of compliance on other restrictive covenants throughout 2016 unless those requirements are waived or amended. Additionally, the borrowing base under the Cadence Credit Facility is subject to redetermination on April 1, 2016. As we have failed to comply with the restrictive covenant contained in our Credit Facilities, the result is an Event of Default (as defined in the applicable agreements) which permits acceleration of the indebtedness under certain circumstances and permits our secured lenders to foreclose on substantially all of our assets which secure such debt. Any accelerated debt would become immediately due and payable. As described in item 1.01 of this Current Report on Form 8-K we have negotiated a restructuring transaction with Chambers. We are in the process of obtaining Cadence’s consent to the proposed transaction.

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Item 7.01       Regulation FD Disclosure.

A copy of the press release announcing the BRHC Transaction is attached thereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release (furnished)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ James Moe
James Moe
Chief Financial Officer

Date: March 30, 2016

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